UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018
______________________

IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)

+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) As described further in Item 5.07 below, the bye-laws of IHS Markit Ltd. (the “Company” or “we” or “us” or “our”) were amended and restated in the form of the Company’s Amended and Restated Bye-laws, which are filed as Exhibit 3.1 hereto and incorporated by reference herein (the “Amended and Restated Bye-laws”). The Amended and Restated Bye-laws were approved by the Company’s board of directors and its shareholders and became effective at the close of the Company’s 2018 Annual General Meeting of Shareholders (the “Annual Meeting”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 11, 2018, the Company held the Annual Meeting at the Company’s corporate headquarters in London, United Kingdom.

At that meeting, the shareholders considered and acted upon five proposals pursuant to the Notice of Annual General Meeting of Shareholders and as described in more detail in the Company’s definitive proxy statement for the Annual Meeting dated February 27, 2018 (the “Proxy Statement”).

Of 424,712,329 common shares (including 25,219,470 common shares held by Markit Group Holdings Limited Employee Benefit Trust) eligible to vote as of February 14, 2018 (the “Record Date”), the holders of record of 384,417,829 common shares were represented at the meeting either in person or by proxy, constituting quorum.

Proposal 1: Election of Directors

By the final vote described below, the shareholders elected the following individuals as Class I directors to serve until the 2021 Annual General Meeting of Shareholders or until their respective offices shall otherwise be vacated pursuant to the Company’s bye-laws.

Director	For	Withheld	Broker Non-Votes
Dinyar S. Devitre	368,152,308	4,617,941	11,647,580
Nicoletta Giadrossi	371,360,203	1,410,046	11,647,580
Robert P. Kelly	369,651,287	3,118,962	11,647,580
Deborah Doyle McWhinney	368,582,132	4,188,117	11,647,580

Proposal 2: Approval of the Appointment of Independent Registered Public Accountants

By the final vote described below, the shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accountants until the close of the next Annual General Meeting of Shareholders and authorized the Company’s Board of Directors, acting by the Audit Committee, to determine the remuneration of the independent registered public accountants.

For	Against	Abstain	Broker Non-Votes
382,533,729	1,238,407	645,693	—

Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers

By the final vote described below, the shareholders approved on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
364,554,804	8,148,496	66,949	11,647,580

Proposal 4: Approval of Amendments to the Company’s Bye-laws to Declassify the Board of Directors

By the final vote described below, the shareholders approved amendments to the Company’s bye-laws to declassify the Company’s Board of Directors.

For	Against	Abstain	Broker Non-Votes
372,227,619	505,677	36,953	11,647,580

Proposal 5: Approval of Amendments to the Company’s Bye-laws to Implement Majority Voting for Director Elections and Certain Other Related, Administrative, or Immaterial Revisions

By the final vote described below, the shareholders approved amendments to the Company’s bye-laws to implement majority voting for director elections and certain other related, administrative, or immaterial revisions.

For	Against	Abstain	Broker Non-Votes
372,302,254	450,249	17,746	11,647,580

With the approval of Proposal 4 and Proposal 5 by shareholders of the Company, the Amended and Restated Bye-laws became effective at the close of the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1      Amended and Restated Bye-laws of IHS Markit Ltd. (Effective as of April 11, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: April 12, 2018	By:	/s/ Sari Granat
Sari Granat
Executive Vice President and General Counsel